EXHIBIT 10.43

                                  26,250 Shares

                             TRIANGLE BANCORP, INC.

                                  Common Stock

                              GRANVILLE UNITED BANK
                           DIRECTORS STOCK OPTION PLAN
                       AS ASSUMED BY TRIANGLE BANCORP,INC.

                               SUMMARY OF THE PLAN

         1. Purpose. Prior to the Merger, the Plan was intended to advance the interests of Granville Bank by encouraging and enabling directors of Granville Bank to acquire and retain a proprietary interest in Granville Bank by ownership of Granville Bank common stock. Options granted under the Plan (the "Options") were and are intended to be "non-qualified" options--that is, options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The current purpose of the Plan is for the Company to fulfill certain obligations of Granville Bank in order to consummate the Merger.

         2. ERISA. The Plan is not subject to the Employee Retirement Income Security Act of 1974.

         3. Stock Subject to Options. The aggregate number of shares of Common Stock which may be issued upon the exercise of options granted under the Plan shall not exceed 26,250 shares. The shares of Common Stock to be issued upon exercise of an Option shall be issued by the Company.

         4. Participants. Options have been granted to those individual who were the directors of Granville Bank on March 11, 1993 (each such director an "Optionee") .

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         5. Terms and Conditions of Options. An Option granted under the Plan is subject to the following terms:

         (a) Vesting of Shareholder Rights and Transfer Restrictions. Neither an Optionee nor his successor shall have any of the rights of a stockholder of the Company until the Company receives payment for the Common Stock and the certificates evidencing the shares purchased are properly delivered to the Optionee or his successor. Once such shares are issued, the relative rights of the stockholder shall be subject to any relevant transfer restrictions. All shares shall bear a legend evidencing any restrictions on transfer to which they are subject.

         (b) Exercise of Option. Each Option may be exercised over a period commencing at any time up to the expiration or termination of the Option. An Optionee must pay the exercise price to the Company for the shares being purchased at the time an Option is exercised.

         (c) Nontransferability of Option. Each Option granted under the Plan shall be transferable only by will or by the laws of descent and distribution and shall be exercisable, during an Optionee's lifetime, only by the Optionee to whom the Option is granted. Except as permitted by the preceding sentence, no Option granted under the Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such Option, right, or privilege shall be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option or any right or privilege conferred there by, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such Option, right, or privilege, the Option and such rights and privileges shall immediately become null and void.

         6. Adjustments.

            (a) On the date of the Merger, the securities into which the Option was convertible was changed from Granville Bank common stock to Company Common Stock. The number of shares underlying the Option was multiplied by the exchange ratio used to convert Granville Bank common stock to Company Common Stock pursuant to the Merger and the exercise price was divided by the exchange ratio.

            (b) In the event that there is (i) a subdivision or consolidation of the Common Stock or any other capital adjustment of the Common Stock, (ii) the payment by the Company of a stock dividend, or (iii) any other increase or decrease in the outstanding Common Stock effected without receipt of consideration by the Company, then the number of shares then covered by each outstanding Option shall be adjusted proportunately with no adjustment in the total purchase price of the share then so covered by such Option, and the number of shares reserved for the purpose of the Plan shall be adjusted by the same proportion. No fractional shares shall be issued and any fractional shares resulting from the computation shall be eliminated from the respective Option. No adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional shares or other securities.

            (c) If the Company is dissolved or liquidated, any Option terminates as of a date fixed by the Company.

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            (d) The Company makes the adjustments and determinations described in this paragraph, and the Company's decisions as to what adjustments or determinations will be made, and the extent thereof, are conclusive.

         7. Restrictions on Issuinq Shares. The exercise of an Option is subject to the condition that if at any time the Company determines in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise will not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effective or obtained free of any conditions not acceptable to the Company.

         8. Use of Proceeds. All proceeds paid by an Optionee upon exercise of an Option are paid to the Company, and proceeds received by the Company will be added to the Company's general funds.

         9. Duration. The Plan shall terminate after the last Option has expired or been exercised in full. Options expire ten years from the date of grant.

                               RESALE RESTRICTIONS

             Shares of Common Stock issued upon exercise of an Option will be registered with the Securities and Exchange Commission (the "Commission") pursuant to a Form S-8 registration statement under the Securities Act ("Form S-8"). As a result, a Participant who is not an affiliate of the Company will, for purposes of federal securities laws, be able to sell such shares without restriction.

             Shares of Common Stock issued upon exercise of an Option to an individual who is an affiliate of the Company ("Affiliate Shares") may only be resold by such affiliate if the Company files a prospectus with the Commission relating to the Affiliate Shares which is prepared in accordance with the requirements of Part I of a Form S-3 registration statement under the Securities Act ("Form S-3") and files this prospectus with the Commission as a post-effective amendment to the Form S-8. If at the time of filing the amendment the Company satisfies the requirements for the use of Form S-3, the Affiliate Shares may be sold without limitation. If at the time of filing the amendment the Company does not satisfy the requirements for the use of Form S-3, then the amount of Affiliate Shares which an affiliate may resell will be limited to the amount specified in Rule 144(e) of the Securities Act. In general, Rule 144(e) restricts sales by affiliates within any three-month period to the number of shares that does not exceed the greater of (i) 1% of the outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding a sale.

              The Company may in its sole discretion impose restrictions on the resale of any shares purchased by an Optionee pursuant to exercise of an Option.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

              This section contains only a general discussion of the potential federal income tax consequences to an Optionee. State or local tax rules

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         which may apply are not discussed. The tax consequences relating to the Plan are complex. An Optionee should consult his or her personal tax advisor regarding tax consequences of the Plan.

              In general, for federal income tax purposes under present law:

              (a) The granting of an Option, by itself, should not have resulted in income to the Optionee.

              (b) Except as provided in (e) below, the exercise of an Option (in whole or in part, according to its terms) will result in ordinary income to the Optionee at that time in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise over the option price.

              (c) Except as provided in (e) below, the tax basis of the shares acquired upon exercise of an Option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of the shares, will be the fair market value of the shares on the date of exercise.

              (d) No deduction was allowed to Granville upon the grant of an Option, but, upon exercise of an Option by an Optionee, a deduction will be allowed to the Company at that time in an amount equal to the amount of ordinary income realized by the Optionee,

              The Plan is not qualified under Section 401(c) of the Code.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents listed below filed by the Company with the Commission are hereby incorporated by reference into this Prospectus.

              (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

              (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

              (c) The Company's Current Report on Form 8-K dated January 3, 1996 and January 11, 1996; and

              (d) The description of the Common Stock (the "Common Stock") contained in the Company's Registration Statement on Form 8- K dated November 27, 1996, as filed with the Commission on December 9, 1996.

              In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

                              AVAILABLE INFORMATION

              The Company will promptly furnish, without charge, a copy of any of the documents incorporated by reference herein, as well as the Company's most recent Annual Report to Shareholders and any and all documents supplementing or updating the information contained herein, on the written or oral request of any Optionee receiving this Prospectus. Such requests should be addressed to Susan C. Gilbert, Secretary, Triangle Bancorp, Inc., 4300 Glenwood Avenue, Raleigh, North Carolina 27612.